Exhibit 10.1

                               Amendment Agreement

In relation to the Unincorporated Association Contract ("the Contract") executed by and between Minera Santa Rita S. de R. L. de C.V. ("MSR"), represented by Jack Veeder Everett and Roger Austin Newell, on one hand, as the active partner, and Grupo Minero FG S.A. de C.V. ("FG"), represented by Samuel Fraijo Flores, on the other hand, as the silent partner, on February 23 (twenty three) 2002 (two thousand and two), in regards to the development of the "El Chanate" project ("the Project"), comprising certain mining lots, covered by concessions owned or held by Oro de Altar S.A. de C.V., located in the Municipality of Altar, Sonora, MSR and FG agree as follows:

      1. Phase I of the Project was satisfactorily completed. Therefore, FG earned a 31% (thirty-one percent) interest in the Project, which is reduced to a 30% (thirty percent) interest by mutual agreement of the Participants pursuant to this covenant.

      2. The date of completion of Phase II of the Project is modified, so that it shall be considered automatically completed (i) on the day on which MSR or any Affiliate of MSR receives from Royal Gold Inc. or any other lender ("the Lender") the first delivery of funds resulting from the financing or loan agreement or agreements (the "Loan Agreement") presently being discussed or subsequently agreed to between MSR or any Affiliate of MSR and the Lender or (ii) on the business day following the day on which the Lender communicates MSR that it will not finance the Project, whichever occurs first.

            MSR's and FG's payments associated with Phase II shall be governed by the first, second, penultimate, and last paragraphs of subsection
            (T) of Clause 7 (seven) of the Contract, as amended by Clause 15 (fifteen) of this Amendment Agreement.

      3. There shall be no Phase III in the Project's execution. Consequently, all references in the Contract to "the Project's five stages" or Phase III of the Project shall be deemed as non-existing. The equipment and machinery required for the execution of Phase V of the Project shall be acquired or leased with financed resources or with Additional Contributions of the Participants.

      4. Phase IV of the Project shall automatically initiate on the day immediately following the date on which MSR receives from the Lender the first delivery of funds resulting from the Loan Agreement.

      5. Phase V of the Project shall initiate from the date an Optimal Level of Production is achieved. Prior the beginning of Phase V, FG and MSR shall determine which shall be the Optimal Level of Production.

      6. At the execution hereof, FG has not delivered to MSR the approximate amount of US$106,401 (one hundred six thousand four hundred one dollars of the United States of America) for its proportional contribution for the execution of the extended Phase II of the Project. MSR (i) , in relation to the specific omission mentioned in the first five lines of this Clause, irrevocably waives its right to dilute FG'S participation in the Project, which is referred to in Clauses 3 (three) subsection (B), 8 (eight) and others of the

Minera Santa Rita S. de R.L. de C.V. and
Grupo Minero FG S.A. de C.V.
Amendment Agreement
January 7, 2004
Page 2

            Contract; (ii) irrevocably releases FG of its obligation of contributing the sum stated in this Clause; (iii) irrevocably releases FG of its obligation to transfer to MSR the ownership and possession of the Equipment, as set forth in Clause 3 (three) subsection (C) of the Contract; (iv) irrevocably waives the right to purchase FG'S 30% (thirty percent) interest in the Project, which right is stated in subsection (F) of Clause 4 (four) of the Contract and which is exercisable by virtue of FG's failure to deliver to MSR the amount set out in the first five lines of this Clause; (v) irrevocably waives its right that FG pay 50% (fifty percent) of the amount referred to in Clause 18 (eighteen) hereof and accepts that FG pay only 30% (thirty percent) of said sum; and (vi) irrevocably accepts to suppress, and therefore, to deprive subsection (F) of Clause 4 (four) of the Contract of all legal effects.

      7. In exchange for MSR's waivers, releases and acceptances and the suppression which are provided in the immediately foregoing Clause, FG irrevocably waives (i) its additional 1% (one percent) interest in the Project, which corresponds to it pursuant to the fourth paragraph of Clause 4 (four) subsection (A) of the Contract; (ii) the right to pay to MSR the sum stated in the first paragraph of subsection (B) of Clause 4 (four) of the Contract and therefore, the right to receive an additional 2% (two percent) interest in the Project, as set forth in the second paragraph of subsection (B) of Clause 4 (four) of the Contract; (iii) the right to make the Fourth Contribution set forth in Clause 3 (three) subsection (C) of the Contract; and therefore, the right to receive an additional 4% (four percent) interest in the Project, as set forth in subsection (C) of Clause 4 (four) of the Contract; (iv) the right to receive an additional 3% (three percent) interest in the Project, as set forth in subsection (D) of Clause 4 (four) of the Contract; and (v) the right to receive an additional 5% (five percent) interest in the Project, as set forth in subsection (E) of Clause 4 (four) of the Contract. FG's waivers made in this Clause 7 (seven), do not constitute a deprivation of its interest in the Project as regards the purposes of Clause 15 (fifteen) subsection (A) of the Contract, since they have been made unanimously, without defects in will and consent by the Participants and since FG has been fairly compensated therefor through the benefits specified in Clause 6 (six) hereof.

      8. Consequently of what has been stipulated herein, FG's participation in the Project is presently set at 30% (thirty percent) and MSR's participation in the Project is presently set at 70% (seventy percent), both subject to all the remaining stipulations stated herein and in the Contract.

      9. In compliance of what has been accepted by MSR in Clause 6 (six) subsection (vi) hereof, subsection (F) of Clause 4 (four) of the Contract is suppressed and deprived of all legal effects.

      10. Subsection (C) of Clause 5 (five) of the Contract is amended, to be worded and to bind the Participants as follows:

Minera Santa Rita S. de R.L. de C.V. and
Grupo Minero FG S.A. de C.V.
Amendment Agreement
January 7, 2004
Page 3

                  (C) If the financing that is the subject matter of this Clause is not obtained at the latest on March the 31st (thirty-first) of 2004 (two thousand and four), the Project shall dissolve as provided in Clause 14 (fourteen) Section (A)(8), or else the Project shall be carried out with Additional Contributions, as defined in this contract.

      11. Subsection (B) of Clause 6 (six) of the Contract is amended, to be worded and to bind the Participants as follows:

                  (B) Santa Rita shall execute the Project's phases, and, in general, shall operate the mine, as active partner, subject to this contract and the Loan Agreement.

      12. In order to comply with what may be agreed in the Loan Agreement, a Person designated by the Lender may form part of and partake in the Technical Committee's meetings, subject to what has been agreed in the Contract.

      13. References to "Equipment Effectively Contributed" in Clauses 3 (three) subsection (C), 6 (six) subsections (I) and (J) and others in the Contract shall be deemed suppressed and, consequently, without any legal effects and shall not be binding.

      14. Subsection (J) of Clause 7 (seven) of the Contract is amended, to be worded and bind the Participants as follows:

                  (J) Prior to the distribution of profits to the Participants, Santa Rita shall perform the obligations Chanate acquired in relation to the Stock Purchase Option Agreement described in subsection (D) of Clause 10 (ten) of this contract and those which it shall acquire through the Loan Agreement.

      15. Subsection (T) of Clause 7 (seven) of the Contract, shall be worded and bind the Participants as follows:

            (T) The budget for expenses and investments (before and hereinafter "the Budget for the Period") can be annual or for a lesser period, as resolved by the Meeting of Participants. Santa Rita shall deliver or send to FG a draft Budget for the Period, at least 15 (fifteen) calendar days before the date on which it shall be discussed and approved. The Project shall not pay charges of the Participants' shareholders other than those agreed herein or other than those expressly and previously authorized by the Meeting of Participants.

            Unless otherwise resolved by the Meeting of Participants, from the date of this Amendment Agreement and until the beginning of Phase IV of the Project, the Participants shall make their contributions in cash or in works or services, at their respective election, proportionally to their respective participations in the Project, in order to pay expenses and costs included in any Budget for the Period approved by the Meeting of Participants pursuant to this contract or to pay expenses and costs incurred or to be

Minera Santa Rita S. de R.L. de C.V. and
Grupo Minero FG S.A. de C.V.
Amendment Agreement
January 7, 2004
Page 4

            incurred in excess of what has been budgeted in the Budget for the Period approved by the Meeting of Participants.

            Unless otherwise resolved by the Meeting of Participants, from the beginning of Phase IV of the Project and until the beginning of Phase V of the Project, FG shall pay only in cash 30% (thirty percent) of all budgeted and approved expenditures and costs and 30% (thirty percent) of all approved expenditures and costs incurred in excess of those budgeted if those expenditures and costs cannot be covered with money borrowed from the Lender. MSR shall pay only in cash the 70% (seventy percent) of all the said expenditures and costs.

            Unless otherwise resolved by the Meeting of Participants, from the beginning of Phase V of the Project, FG shall pay only in cash 30% (thirty percent) of all budgeted and approved expenditures and costs and 30% (thirty percent) of all approved expenditures and costs incurred in excess of those budgeted if those expenditures and costs cannot be covered with income generated in the operation of the mine. MSR shall pay only in cash the 70% (seventy percent) of all the said expenditures and costs.

            Contributions that must be made in cash and that were not made within the term agreed to in any Budget for the Period or, if such a term was not agreed to in any Budget for the Period, within a 30 (thirty) calendar day term following the date on which they should have been made pursuant to a resolution of the Meeting of Participants, shall automatically dilute the Waiving Participants' interest in the Project. Contributions that must be made in work or services and that were not made within the term agreed to in any Budget for the Period or, if such a term was not agreed to in any Budget for the Period, within a 30 (thirty) calendar day term following the date on which they should have been carried out or rendered pursuant to a resolution of the Meeting of Participants, shall accrue an annual conventional interest on delayed payments at the LIBOR rate plus 5.45 (five point forty five) percentile points that shall inure to the benefit of the Participant that has contributed instead of the defaulting Participant. The amount not contributed for purposes of the dilution of interests or shares in the Project set forth in Clause 8 (eight) of this contract, shall be added to the interest generated pursuant hereto. The Participants' interest dilution provisions contained in this contract shall bind the parties during Phases II, IV, and V and for the duration of the same.

            Santa Rita shall give FG a right of first refusal to carry out the works and to render the services which FG may elect to carry out and render pursuant to this Contract, and Santa Rita shall give the contract or contracts to FG if FG's proposal at least matches the best bid among the bids received from other bidders in terms of price, time, and quality. The construction of those works and the rendering of those services shall not turn FG into a labor or service partner of the Project.

Minera Santa Rita S. de R.L. de C.V. and
Grupo Minero FG S.A. de C.V.
Amendment Agreement
January 7, 2004
Page 5

      16. The last sentence of subsection (B) of Clause 8 (eight) of the Contract, shall be worded and bind the Participants as follows:

                        The interest of the Waiving Participant in the Project shall be deemed diluted in a percentage equal to the percentage that on each occasion corresponds to the sum that it failed to contribute in relation to the sum total which in the same occasion was contributed by the non-waiving Participant.

      17. Subsection (D) of Clause 8 (eight) of the Contract, all references to "Make-Up Amount" (in singular or in plural) in the Contract, and all provisions of the Contract giving the Waiving Participant the right to reacquire the interest share that it has lost as a consequence of a dilution are hereby suppressed, removed, and deprived of all legal effects. As a consequence of that suppression, removal, and deprivation of legal effects, the Waiving Participant shall not be entitled to reacquire the interest share that it has lost as a consequence of a dilution.

      18. FG shall pay 30% (thirty percent) of the US$36,165 (thirty six thousand one hundred sixty five dollars of the United States of America) which Capital Gold Corporation ("CGC") lent or transferred to MSR in order that MSR pay the corresponding items for the execution of Phase II of the Project, in accordance with CGC invoice number 139-H32 (one hundred thirty-nine, dash, letter "H", thirty two), known and approved by FG. FG shall make said payment in cash to MSR, so that the latter may remit it to CGC, within 15 (fifteen) calendar days following the date of execution and delivery hereof. FG's failure to pay to MSR the amount provided in this Clause as and when agreed herein shall cause FG's interest in the Project to be automatically diluted pursuant to last sentence of subsection (B) of Clause 8 (eight) of the Contract, as amended by Clause 16 (sixteen) hereof.

            Nothing of what has been stipulated in this and other Clauses of this Amendment Agreement makes CGC a Participant in the Project or a party to the Contract or a party to this Amendment Agreement.

            The US$36,165 (thirty six thousand one hundred sixty five dollars of the United States of America) mentioned in this Clause 18 (eighteen) were spent by MSR with FG's approval beyond the approved budget for Phase II.

      19. The words beginning with capital letters herein, shall have the meaning attributed to them in the Contract or herein. "Meeting of the Participants" in this agreement and in the clauses of the Contract amended by the same means the meeting that is provided in Clause 7 (seven) of the Contract and that is mentioned as the "Participants' meeting" or with an equivalent expression in that Clause (seven) and in other clauses of the Contract.

Minera Santa Rita S. de R.L. de C.V. and
Grupo Minero FG S.A. de C.V.
Amendment Agreement
January 7, 2004
Page 6

            "Affiliate" and "Subsidiary" in this agreement respectively mean the same as "affiliate" and "subsidiary" pursuant to Subsection (B) of Clause 2 (two) of the Contract.

      20. This Amendment Agreement does not constitute a novation to, nor supersede, or substitute the Contract. It solely modifies said Contract, pursuant to the specific terms stipulated herein.

      21. All other Clauses of the Contract shall remain in full force, subject to what has been agreed herein and, therefore, bind and authorize the parties pursuant to their specific terms.

      22. If this Amendment Agreement is executed in the English and Spanish languages, the Spanish language version shall prevail in case of discrepancy.

      23. This Amendment Agreement was not negotiated nor executed under undue influence, or determination of fraud, bad faith, violence, illegality, lesion, error, reverential fear or disability, or any other defect in will or consent.

Being well-informed of the legal scope and content hereof, the parties execute it in full agreement and make it binding in all legal respects, in a sole document or in counterparts, each of which shall be deemed an original and shall be equally valid, on January 7 (seven), 2004 (two thousand and four).

                        For Grupo Minero FG S.A. de C.V.

                            ------------------------
                              Samuel Fraijo Flores,
                               Sole Administrator


                    For Minera Santa Rita S. de R. L. de C.V.

                        ---------------------------------
                   Jack Veeder Everett and Roger Austin Newell

Legal Representatives


------------------------                ----------------------------
Daniel Gutierrez Cibrian                Victor Manuel Juvera Gaxiola
       Witness                                   Witness